EX-99.23g(5)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 5th day of December, 2001, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Boston Safe Deposit and Trust Company (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to add five additional series to the JNL Series Trust (each such series, together with all other series established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    /s/ Andrew B. Hopping
                                    -------------------------------------
                                    By: Andrew B. Hopping
                                    Title: President

                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                    /s/ Stephen Stranahan
                                    -------------------------------------
                                    By: Stephen Stranahan
                                    Title: Assistant Vice President

                                   APPENDIX F

                                 LIST OF SERIES
                             (as of January 8, 2002)


JNL SERIES TRUST                                     JNL INVESTORS SERIES TRUST

Funds:                                               Funds:
------                                               ------
JNL/J.P. Morgan Enhanced S&P 500                     JNL Money Market Fund
      Stock Index Series
JNL/Janus Aggressive Growth Series
JNL/Janus Capital Growth Series
JNL/Janus Global Equities Series
JNL/Alger Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/Putnam Growth Series
JNL/Putnam Value Equity Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Series
PPM America/JNL Money Market Series
Salomon Brothers/JNL Balanced Series
Salomon Brothers/JNL High Yield Bond Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T Rowe Price/ JNL Established Growth Series
JNL/Putnam International Equity Series
T Rowe Price/JNL Mid-Cap Growth Series
JNL/ Alliance Growth Series
JNL/J.P. Morgan International & Emerging Market Series
JNL/PIMCO Total Return Bond Series
JNL/Janus Growth & Income Series
Lazard/ JNL Small Cap Value Series
Lazard/ JNL Mid Cap Value Series
JNL/Putnam Midcap Growth Series
T.Rowe Price/JNL Value Series
JNL/Janus Balanced Series
JNL/Oppenheimer Global Growth Series
JNL/Oppenheimer Growth Series
AIM/JNL Value II Series
AIM/JNL Small Cap Growth Series
AIM/JNL Large Cap Growth Series
Mellon Capital Management/JNL S&P 500 Index Series
Mellon Capital Management/JNL S&P 400 Mid Cap Index Series
Mellon Capital Management/JNL Small Cap Index Series
Mellon Capital Management/JNL International Index Series
Mellon Capital Management/JNL Bond Index Series